UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 31, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2014, Rocket Fuel Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Amendment”) to its Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 20, 2013 (as amended, the “Credit Agreement”), by and among the Company, the lenders that are parties thereto and Comerica Bank, as administrative agent for the lenders.

The amendment permits the Company to dispose of its interests in its subsidiary Wireless Developer, Inc. and waives the Company’s requirements to cause this subsidiary to provide a secured guaranty of the Company’s obligations under the Credit Agreement. In addition, the amendment amends the minimum EBITDA covenant and the limitation on capital expenditure covenant. The amendments described above are effective as of September 30, 2014.

The lenders and their affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Credit Agreement were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 26, 2013 and July 7, 2014 and are incorporated herein by reference.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.1
Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 31, 2014, by and among Rocket Fuel Inc., the lenders that are parties thereto and Comerica Bank, as administrative agent for the lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ BELA PANDYA
Bela Pandya Vice President, Finance and Interim Chief Financial Officer
Date: November 5, 2014

EXHIBIT INDEX

Number	Description
10.1
Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 31, 2014, by and among Rocket Fuel Inc., the lenders that are parties thereto and Comerica Bank, as administrative agent for the lenders

.